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                     CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the heading "Selected Consolidated Financial Data" and under the caption "Experts" and to the use of our report dated January 18, 1996 (except Note 1, as to which the date is July
 , 1996), in the Registration Statement (Form S-1 No. 333-4512) and related Prospectus of TV Filme, Inc. for the registration of 2,875,000 shares of its Common Stock.

                                          Ernst & Young

                                          Auditores Independents S.C.

Sao Paulo, Brazil

  The foregoing consent is in the form that will be signed upon the completion of the transfer described in Note 1 to the consolidated financial statements.

                                          /s/ Ernst & Young

                                          Auditores Independents S.C.

Sao Paulo, Brazil

June 28, 1996